                        WATTS, GRIFFIS AND MCOUAT LIMITED
                       CONSULTING GEOLOGISTS AND ENGINEERS

                                     CONSENT

TO:      NORTHWESTERN MINERAL VENTURES INC.

AND TO:  BERNS & BERNS, COUNSELORS AT LAW

AND TO:  U.S. SECURITIES & EXCHANGE COMMISSION
         (THE "SECURITIES REGULATOR")

FROM:    WATTS, GRIFFIS AND MCOUAT LIMITED

RE:      A TECHNICAL REVIEW OF THE PICACHOS SILVER-GOLD AND BASE METALS
         PROSPECTS, WESTERN DURANGO STATE, MEXICO
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Reference is made to the technical report (the "TECHNICAL REPORT") dated 24
November, 2004 entitled "A Technical Review of the Picachos Silver-Gold and Base
Metals Prospects, Western Durango State, Mexico", which we prepared for
Northwestern Mineral Ventures Inc. (the "CORPORATION").

We hereby consent to the filing of the Technical Report with the Securities
Regulator, and to the written disclosure of the Technical Report and the inclusion of extracts therefrom or a summary thereof in the Corporation's Annual
Report on Form 20-F for the year ended December 31, 2004 ("Form 20-F"). We reserve the right to review such disclosures to ensure that our comments are contextually accurate.

We further agree to being named as an expert in the Form 20-F.

Dated this 30th day of June, 2005.

                                       WATTS, GRIFFIS AND MCOUAT LIMITED

                                                /s/ Albert Workman

                                       Per: _______________________
                                             Albert Workman, P.Geo.
                                             Senior Geologist and Vice-President